Exhibit 99.1

STEPHEN EARL EDWARDS
CERTIFIED PUBLIC ACCOUNTANT
5213 PLEASANT HALL DRIVE
VIRGINIA BEACH, VA 23464
757/467-2551

REPORT OF CERTIFIED PUBLIC ACCOUNTANT
The Officers and Directors
Operational Research Consultants, Inc. Chesapeake, VA
23320

I have audited the accompanying balance sheets of Operational Research Consultants, Inc. as of December 31, 2003 and 2002 and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Operational Research Consultants, Inc. as of December 31,2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/S/ Stephen Earl Edwards, CPA

May 16, 2004, January 4, 2005 and May 2, 2005

The accompanying notes are an integral part of these consolidated statements

OPERATIONAL RESEARCH CONSULTANTS, INC

BALANCE SHEETS
DECEMBER 31, 2003 AND 2002

	2003	2002
ASSETS
Current assets:
Cash in Banks	$ 27,327	$ 5,773
Accounts Receivable - Other	8,019	18,618
Receivables	1,870,713	4,608,891
Prepaid Expenses	88,596	66,322
Deferred Income Tax Benefit	19,763	0
Deposits - Utility and Rental	39,988	49,689

Total current assets	2,054,406	4,749,293

Properties:
Equipment	358,419	331,804
Less Accumulated Depreciation	247,949	165,286

Total properties	110,470	166,518

Other Assets - Intangible Asset - Net	11,806	25,139

Total assets	$2,176,682	$4,940,950

LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities:
Deferred Income Tax	$ 0	$ 91,094
Accrued Expenses	528,917	636,802
Accounts Payable	250,125	2,146,802
Note Payable - Current maturities	102,823	866,274
Taxes Payable	27,668	11,361

Total current liabilities	909,533	3,752,333

Long-term debt, net of current maturities	0	0

Total Liabilities	$ 909,533	$3,752,333

Stockholders' equity:
Common stock, No par value,
Authorized 1,800 shares, issued
and outstanding 1,800 shares	1,800	1,800
Paid-in capital	53,620	53,620
Retained earnings	1,211,729	1,133,197

Total stockholders' equity	1,267,149	1,188,617

Total liabilities & shareholders' equity	$2,176,682	$4,940,950

The accompanying notes are an integral part of these consolidated statements

OPERATIONAL RESEARCH CONSULTANTS, INC.
STATEMENTS OF INCOME AND RETAINED EARNINGS

For the Years Ended December 31, 2003 and 2002

	2003	2002
REVENUE:
Contract-8(a)	$7,968,900	$8,371,280
Contract-Other Government	4,320,476	5,369,095
Contract-Commercial	2,667,239	1,104,795

TOTAL	$14,956,615	$14,845,170

DIRECT COSTS:
Material	6,346,600	5,587,979
Labor	3,716,239	3,968,550
Overhead	315,277	591,829

TOTAL DIRECT COSTS	$10,378,116	$10,148,358

GROSS MARGIN	$4,578,499	$4,696,812

OPERATING EXPENSES:
Advertising	34,427	60,782
Auto expense	1,154	7,745
Depreciation and Amortization	95,996	59,638
Due and Subscriptions	10,814	11,104
Equipment Rental	88,606	90,424
Fringe Benefits	1,699,668	1,446,483
General and Miscellaneous	205,303	104,458
Insurance	55,985	27,297
Office Expense and Supplies	150,158	224,326
Professional Fees	87,292	42,843
Rent	540,092	504,109
Repairs	76,610	53,628
Salaries and Consultants	1,061,757	1,159,914
Taxes	106,758	82,350
Telephone	148,334	153,292
Travel	68,238	104,714
Utilities	10,442	6,373

TOTAL	$4,441,634	$4,139,480

INCOME FROM OPERATIONS	$136,865	$557,332

OTHER Expense, Net	$(58,193)	$(8,967)

NET INCOME BEFORE INCOME TAXES	$78,672	$548,365
INCOME TAXES	140	189,387

NET INCOME	$78,532	$358,978

RETAINED EARNINGS - Beginning	1,133,197	774,219
RETAINED EARNINGS - Ending	$1,211,729	$1,133,197

The accompanying notes are an integral part of the financial statements.

OPERATIONAL RESEARCH CONSULTANTS, INC.
STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2003 and 2002

	2003	2002
CASH FLOWS FROM (TO) OPERATING ACTIVITIES:
Net Income	$78,532	$358,978
Adjustments to reconcile net income to net
cash provided by operating activities
Depreciation and Amortization	$95,996	$59,638
Book Value of assets disposed	--	2,090
Increase/ (Decrease) in receivables and deposits	2,758,478	(2,785,965)
Decrease in prepaid expenses	(22,274)	(53,960)
Increase (Decrease) in deferred income taxes payable and	(110,857)	33,450
Deferred income tax benefit
Increase (Decrease) in accrued expenses	(107,885)	264,831
Increase (Decrease) in Accounts payable and taxes payable	(1,880,370)	1,528,488

TOTAL ADJUSTMENTS	$733,088	$(951,428)

NET CASH PROVIDED BY (TO) OPERATING ACTIVITIES	$811,620	$(592,450)

CASH FLOWS TO INVESTING ACTIVITIES:
Capital Expenditures and Other Assets	$(26,615)	$(88,558)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds (Reductions) from Borrowings-Net	$(763,451)	$666,858

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$21,554	$(14,150)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	5,773	19,923

CASH AND CASH EQUIVALENTS AT END OF YEAR	$27,327	$5,773

The accompanying notes are an integral part of the financial statements.

OPERATIONAL RESEARCH CONSULTANTS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation, Organization and Nature of Operations:

ORC is a multi disciplinary firm offering a broad range of planning, management, acquisition, installation, test and evaluation, financial and engineering support services. ORC began business in 1991 and became 8(a) certified in 1993. ORC had four locations during 2003, but as of February 29, 2004 the Maryland office was closed. Its staff consists of business and technical specialists that provide technical support services that augment and expand ORC’s customers technical capabilities, drive new technical innovations and help maintain a competitive edge in today’s rapidly changing technological environment. ORC supports and assist federal agencies of the United States government, various systems integrators, and government contractor’s. ORC was acquired on October 25, 2004 in a subsequent event by WidePoint Corporation.

Most of ORC’s current costs consist primarily of the salaries and benefits paid to the Company’s technical, marketing and administrative personnel. ORC’s profitability depends upon both the volume of services performed and their ability to manage costs. Because a significant portion of ORC’s cost structure is labor related, they must effectively manage these costs to achieve profitability. To date, ORC has attempted to maximize its operating margins through efficiencies achieved by the use of the Company’s proprietary methodologies and expertise and by offsetting increases in consultant salaries with increases in consultant fees received from clients.

2. Significant Accounting Policies:

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Investments purchased with original maturities of three months or less are considered cash equivalents for purposes of these condensed consolidated financial statements. ORC maintains cash and cash equivalents with various major financial institutions. At December 31, 2003 and December 31, 2002, cash and cash equivalents included $27,327 and $5,773, respectively, in non-interest bearing accounts. ORC had no investments in interest bearing accounts. ORC places its temporary cash investments with high-credit, quality financial institutions, and as a result, ORC believes that no significant concentration of credit risk exists with respect to these cash investments.

Accounts Receivable

The majority of ORC’s accounts receivable are due from federal agencies of the United States Government or from established companies that sell to the United States federal government.

Credit is extended based on evaluation of a customers’ financial condition and, generally, collateral is not required. Accounts receivable are due within 30 to 45 days and are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due. ORC determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company and the condition of the general economy and the industry as a whole. ORC writes-off accounts receivable when they become uncollectible and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. ORC had no allowance for doubtful accounts for the years ending December 31, 2003 or 2002, respectively.

The accompanying notes are an integral part of the financial statements.

Fair Value of Financial Instruments

ORC’s financial instruments consist of cash, accounts receivable, accounts payable and accrued expenses. The fair value of these financial instruments approximates their carrying value as of September 30, 2004, due to their short-term nature.

Revenue Recognition

The majority of ORC’s revenues are derived from cost-plus, or time-and-materials contracts. Under cost-plus contracts, revenues are recognized as costs are incurred and include an estimate of applicable fees earned. For time-and-material contracts, revenues are computed by multiplying the number of direct labor-hours expended in the performance of the contract by the contract billing rates and adding other billable direct costs. In the event of a termination of a contract, all billed and unbilled amounts associated with those task orders where work has been performed would be billed and collected. The termination provisions of the contract would be accounted for at the time of termination. Any deferred and/or amortization cost would either be billed or expensed depending upon the termination provisions of the contract. Further, ORC has had no history of losses nor has it identified any specific risk of loss at December 31, 2003 or 2002, respectively, due to termination provisions and thus has not recorded provisions for such events.

Significant Customers

For the year ended December 31, 2003, two customers, DISA and Raytheon, respectively represented 50% and 10% of revenue. For the year ended December 31, 2002, two customers, DISA and CRANE, respectively represented 59% and 12% of revenue.

Concentrations of Credit Risk

Financial instruments that potentially subject ORC to credit risk consist of cash and cash equivalents and accounts receivable. As of December 31, 2003, 4 customers represented 19%, 13%, 12% and 10% of accounts receivable, respectively. As of December 31, 2002, 2 customers individually represented 68% and 34% of accounts receivable.

Note Payable

ORC maintains a line of credit with Wachovia Bank for which a loan is secured by Section 8 (a) receivables and requires a checking account be maintained at Wachovia Bank in which these receivables are deposited. The bank transfers money from ORC’s bank account to pay principal and interest of prime plus 0.50%. The loan is personally guaranteed by the CEO of ORC, and is secured by ORC’s equipment and software. ORC maximum loan limit is $2,000,000 and the Guarantor must continue to own at least 51% of the outstanding capital stock. The note expires on September 30, 2004. The note was extended on a month to month basis upon consummation of the acquisition of ORC by WidePoint Corporation on October 25, 2004 at which time the loan was retired and replaced by a new facility provided by WidePoint Corporation. The amount of the outstanding on the loan on December 31, 2003, and 2002, respectively, were 102,823 and 866,274.

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes.” Under SFAS No.109, deferred tax assets and liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. SFAS No. 109 requires that the net deferred tax asset be reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the net deferred tax asset will not be realized. The Company had no net deferred tax asset as of December 31, 2003. The Company presently utilizes the cash method to determine its taxable liability and has estimated and withheld for sufficient taxable liabilities.

The accompanying notes are an integral part of the financial statements.

Property and equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Property and equipment consisted of the following:

	December 31,
	2003	2002
Furniture, computers, equipment and software	$358,419	$331,804
Less- Accumulated depreciation and amortization	247,949	165,286

	$110,470	$166,518

Depreciation expense is computed using the straight-line method over the estimated useful lives of between three and seven years.

In accordance with the American Institute of Certified Accountants Statement of Position 98-1 “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use,” ORC capitalizes costs related to software and implementation in connection with its internal use software systems.

Long-lived Assets

ORC reviews its long-lived assets, including property and equipment, identifiable intangibles, and goodwill whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. To determine recoverability of its long-lived assets, ORC evaluates the probability that future undiscounted net cash flows will be less that the carrying amount of the assets.

Basic and Diluted Net Income Per Share

Basic income per share includes no dilution and is computed by dividing net income by the weighted average number of common shares outstanding for the period. Diluted income per share includes the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. There were no diluted securities issued and as a result, the basic and diluted income per share for all periods presented are identical.

Fair Value of Financial Instruments

ORC’s financial instruments consist of cash and cash equivalents, accounts receivable, and accounts payable. The fair value of these financial instruments approximates their carrying value as of December 2003, due to their short-term nature.

Reclassifications

Certain amounts in prior years’ financial statements have been reclassified to conform with the current year.

New accounting pronouncements

In April 2003, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 149, “Amendment on Statement 133 on Derivative Instruments and Hedging Activities,” which is effective for all contracts entered into or modified after June 30, 2003. SFAS No. 149 clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities.” ORC has determined that SFAS No. 149 has no impact on its financial statements.

The accompanying notes are an integral part of the financial statements.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity,” which is effective for financial instruments entered into or modified after May 31, 2003, and otherwise effective at the beginning of the first interim period beginning after June 15, 2003. SFAS No. 150 requires that an issuer classify certain financial instruments as a liability (or an asset in some circumstances). ORC is not currently the issuer of any financial instruments that would qualify under SFAS No. 150. Therefore, ORC has determined that the adoption of this pronouncement did not have an impact on its financial statements.

3. Income Taxes.

The Company had no provision for income taxes for the year ended December 31, 2003 due to the application of ORC’s NOL’s and a provision for approximately $190,000 for the year ended December 31, 2002. ORC is a cash based filer.

4. Commitments and Contingencies.

Leases

The Company has entered into numerous leasing arrangements that run from March 1998 until May 2008. ORC’s lease obligations are as follows:

1	Premises-month to month leases in the amount of $40,813 per month for four locations; as of March 1, 2004 in the amount of $39,230 for three locations.

2	Equipment, 1 year, beginning March, 1998, $28.73 per month.

2.1	Copier, 5 years, beginning February, 1999, $326 per month.
2.2	Equipment, 5 years, beginning March, 2000, $2,356 per month.
2.3	Equipment, 3 years, beginning December, 2000, $2,330 per month.
2.4	Equipment and furniture, 3 years, beginning June 2001, $2,643 per month.
2.5	Vehicles., 4 years, beginning 2000, $ 1,314 per month.
2.6	Vehicles, 4 years, beginning 2001, $922 per month.
2.7	Copier, 3 years, beginning January, 2002, $194 per month.
2.8	Furniture, 3 years, beginning March, 2002, $1,045 per month.
2.9	Equipment, 3 years, beginning May, 2002, $1,214 per month.
2.10	Equipment, 3 years, beginning May, 2002, $910 per month.
2.11	Equipment, 3 years, beginning May, 2002, $713 per month.
2.12	Vehicle, 4 years, beginning July, 2002, $430 per month.
2.13	Vehicle, 3 years, beginning August, 2002, $737 per month.
2.14	Equipment, 4 years, beginning September, 2002, $1,367 per month.
2.15	Telephones, 3 years, beginning October, 2002, $200 per month.
2.16	Equipment, 1 year, beginning October, 2003, $1,664 per month.
2.17	Copier, 3 years, beginning November, 2003, $533 per month.
2.18	Copier, 5 years, beginning May, 2003, $383 per month

Related Party Transactions

Beginning in 2002, ORC began leasing furniture and equipment from RLC of VA, LLC. The members of this company are the wives of ORC’s stockholders. Rental expense for the year 2003 and 2002 was $110,348 and $48,792, respectively, which is comparative with other sources.

The accompanying notes are an integral part of the financial statements.

Pension Expense

ORC has a 401(k) pension plan in which full-time employees are eligible to participate after meeting certain minimum criteria. The full pension cost has been reflected in the financial statements and payments are made to the plan at the Principal Financial Group soon after each payday. ORC matched employee contributions up to a certain percentage. Pension expense for 2003 was $351,575 and for 2002 was $240,219, and is included in fringe benefits.

Cafeteria Plan

ORC has a Cafeteria Plan in which all full-time employees are eligible to participate after meeting certain criteria. The plan is under the meaning of Section 125 of the Internal Revenue Code of 1986, as amended.. Costs of medical and dental insurance premiums under a group medical plan are covered. The plan is operated in accordance with HIPAA.

Litigation

ORC is currently the defendant in a lawsuit entitled Fleuette v. ORC, C.A. No. 1:04-cv-1054, in the Eastern District of Virginia, in which Renee Fleuette Gallagher, a former employee of ORC, is alleging that her employment with ORC was wrongfully terminated by ORC. The plaintiff seeks an unspecified amount of damages from ORC. Prior administrative and judicial proceedings instituted by Ms. Gallagher against ORC have been dismissed or found to be without merit. ORC does not believe that it has committed any wrong against Ms. Gallagher and ORC intends to defend itself in the current lawsuit filed by Ms. Gallagher against ORC. As part of the agreements entered into between WidePoint, ORC and the former stockholders of ORC at the time of WidePoint’s acquisition of ORC, the former stockholders of ORC have agreed to indemnify WidePoint and ORC from any liability involving the claims by Ms. Gallagher against ORC, including the above-captioned lawsuit. The litigation was settled in January of 2005.

5. Subsequent events.

ORC was acquired by WidePoint Corporation on October 25, 2004 through a stock purchase. The consideration included the issuance of stock, the assumption of debt, and provision of cash as further described within a Form 8-K filed on October 29, 2004 by WidePoint Corporation.

6. Segment reporting.

ORC adopted SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information” SFAS No. 131 requires a business enterprise, based upon a management approach, to disclose financial and descriptive information about its operating segments. Operating segments are components of an enterprise about which separate financial information is available and regularly evaluated by the chief operating decision maker(s) of an enterprise. Under this definition, the Company operated as a single segment for all periods presented.

The accompanying notes are an integral part of the financial statements.